UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2015

HOMETRUST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35593	45-5055422
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

10 Woodfin Street, Asheville, North Carolina	28801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (828) 259-3939

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On November 30, 2015, HomeTrust Bancshares, Inc. (the "Company") held its Annual Meeting of Stockholders (the "Annual Meeting"). The voting results of the Annual Meeting are as follows:
Proposal 1:    Election of four directors, each for a three-year term:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Sidney A. Biesecker	8,229,428	5,142,304	3,662,338
Robert G. Dinsmore, Jr.	12,156,403	1,215,329	3,662,338
Larry S. McDevitt	6,252,462	7,119,270	3,662,338
Peggy C. Melville	11,708,676	1,663,056	3,662,338
The Company’s directors are elected by a plurality of the votes cast. Accordingly, each of the nominees named above was elected.

Proposal 2:	Approval of an amendment to the HomeTrust Bancshares, Inc. Tax Benefits Preservation Plan in order to extend the plan's final expiration date to August 31, 2018:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,164,519	1,945,274	261,939	3,662,338
The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

Proposal 3:	Ratification of the Appointment of Dixon Hughes Goodman LLP as the Company’s Independent Auditors for the Fiscal Year Ending June 30, 2016:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,267,288	363,863	402,919	—
The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETRUST BANCSHARES, INC.

Date: December 4, 2015	By:	/s/ Tony J. VunCannon
Tony J. VunCannon
Executive Vice President, Chief Financial Officer, and Treasurer

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